NEWS RELEASE

Contact: Alliance Data

Ed Heffernan — Analysts/Investors
972.348.5191
Ed.Heffernan@alliancedata.com

Shelley Whiddon – Media
972.348.4310
Shelley.Whiddon@alliancedata.com

Truckee Meadows Water Authority

Jennifer Sanzi
775.829.2810
jennifer@o-apr.com

ALLIANCE DATA SIGNS MULTI-YEAR RENEWAL WITH TRUCKEE MEADOWS WATER AUTHORITY

Dallas, Texas (May 21, 2007) – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced the signing of a multi-year renewal with Truckee Meadows Water Authority (TMWA). TMWA is a municipal water utility providing services to more than 92,000 accounts (representing 330,000 end-use residential and commercial customers) in Washoe County, Nevada, including the cities of Reno and Sparks.

Under terms of the agreement, Alliance Data will continue to provide a full customer care solution, including customer information system (CIS) application hosting and management, call center operations, online customer care, bill print and mail, remittance processing and collections services. TMWA has been a client of Alliance Data since 2002.

“Alliance Data plays a key role in helping us achieve our customer care goals,” said Kim Mazeres, director of customer relations for TMWA. “On a monthly basis, we administer customer satisfaction surveys in an effort to continuously monitor TMWA’s quality of service. Through the relationship we have with Alliance Data, we have improved our service levels and ability to deliver superior customer care efficiently and cost effectively.”

“We are pleased to extend our relationship with Truckee Meadows Water Authority,” said Jeff Shorter, president of Alliance Data’s Utility Services. “TMWA has exemplary customer care practices in the utilities industry, recognizing the importance of listening and responding to their customers’ needs. Alliance Data’s integrated customer care solution, technologies and extensive industry experience, will help TMWA as it continues to deliver quality service across all customer touch points.”

About Truckee Meadows Water Authority
Truckee Meadows Water Authority (TMWA) is a not-for-profit, community-owned water utility, overseen by elected officials and citizen appointees of Reno, Sparks and Washoe County, Nevada. TMWA has a workforce of 160 professionals. They ensure the around-the-clock treatment, delivery and availability of high-quality drinking water for more than 330,000 residents of the Truckee Meadows.

About Alliance Data

Alliance Data (NYSE:  ADS) is a leading provider of marketing, loyalty and transaction services, managing over 120 million consumer relationships for some of North America’s most recognizable companies. Using transaction-rich data, Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs over 9,000 associates at more than 60 locations worldwide. Alliance Data’s brands include AIR MILES®, North America’s premier coalition loyalty program, and Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services.  For more information about the company, visit its web site, www.AllianceData.com.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressio!s as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report!on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

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